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                                                                   EXHIBIT 99.10

                          Consent of James C. Leslie

     The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of Wyndham International, Inc. upon the consummation of the Merger (as defined in the Proxy Statement/Prospectus contained in this Registration Statement).

Signature: /s/ James C. Leslie
           -------------------
           James C. Leslie